                                                                    EXHIBIT 4(c)


                          THIRD SUPPLEMENTAL INDENTURE
                          DATED AS OF OCTOBER __, 1998

                              --------------------



         This Third Supplemental Indenture, dated as of the ___ day of October, 1998 between Consumers Energy Company, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Company") and having its principal office at 212 West Michigan Avenue, Jackson, Michigan 49201, and The Chase Manhattan Bank, a New York banking corporation (hereinafter called the "Trustee") and having its principal Corporate Trust Office at 450 W. 33rd Street, 15th Floor, New York, New York, 10001.

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of February 1, 1998 (the "Original Indenture"), pursuant to which one or more series of debt of the Company (the "Notes") may be issued from time to time; and

         WHEREAS, Section 2.01 of the Original Indenture permits the terms of any series of Notes to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 13.01 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Notes to establish the form and terms of the Notes of any series; and

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Notes to be known as the Company's " ___% Senior Secured Insured Quarterly Notes due __, 2028" (the "Senior Secured Insured Quarterly Notes"); and

         WHEREAS, the Company and the Trustee desire to enter into this Third Supplemental Indenture for the purposes set forth in Sections 2.01 and 13.01 of the Original Indenture as referred to above; and

         WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Third Supplemental Indenture; and

         WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Senior Secured Insured Quarterly Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Senior Secured Insured Quarterly Notes as follows:


                                    ARTICLE I
                        STANDARD PROVISIONS; DEFINITIONS

         SECTION 1.01. Standard Provisions. The Original Indenture together with this Third Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture." All capitalized terms which are used herein and not otherwise defined herein or in Exhibit A hereto are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.

                                   ARTICLE II
                    DESIGNATION AND TERMS OF THE NOTES; FORMS

         SECTION 2.01. Establishment of Series. There is hereby created a series of Notes to be known and designated as the " ___% Senior Secured Insured Quarterly Notes due ________, 2028," such series limited in aggregate principal amount (except as contemplated in Section 2.05(c) of the Original Indenture) to $150,000,000. The form and terms of the Senior Secured Insured Quarterly Notes are established in the form of Senior Secured Insured Quarterly Notes attached hereto as Exhibit A.

                                   ARTICLE III
                                   DEFINITIONS

         SECTION 3.01. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.

         "Holder" means any person in whose name a Senior Secured Insured Quarterly Note is registered on the records of the Depository.

         "Insurance Trustee" means United States Trust Company of New York, or any successor thereto, as the Insurance Trustee under the Policy.

         "Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

         "Interest Payment Dates" means January 1, April 1, July 1 and October 1 of each year.

         "Original Issue Date" means October __, 1998.

         "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of or interest on the Senior Secured Insured Quarterly Notes on behalf of the Company.

         "Policy" shall mean the financial guaranty insurance policy issued by the Insurer insuring the payment when due of the principal of and interest on the Senior Secured Insured Quarterly Notes as provided therein.

         "Redemption Date" means with respect to any Senior Secured Insured Quarterly Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means with respect to any Senior Secured Insured Quarterly Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" means the 15th calendar day of the month preceding the month in which the respective Interest Payment Date occurs (whether or not a Business Day).

         "Stated Maturity" means October 1, 2028.

                                   ARTICLE IV
                        PAYMENT OF PRINCIPAL AND INTEREST

         SECTION 4.01. Payment of Principal and Interest. The principal of the Senior Secured Insured Quarterly Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Senior Secured Insured Quarterly Notes shall bear interest at the rate of ____% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Secured Insured Quarterly Notes are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Secured Insured Quarterly Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Senior Secured Insured Quarterly Notes not less than ten days prior to such Special Record Date.


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


         Payments of interest on the Senior Secured Insured Quarterly Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Secured Insured Quarterly Notes shall be computed and paid on the basis of a 360-day year of twelve 30 day months.

                                    ARTICLE V
                                   REDEMPTION

         SECTION 5.01. Redemption at the Company's Option. The Senior Secured Insured Quarterly Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after October 1, 2003, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         If notice of redemption is given as aforesaid, the Senior Secured Insured Quarterly Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price together with any accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) the Senior Secured Insured Quarterly Notes hall cease to bear interest. If any Senior Secured Insured Quarterly Note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at __%. Subject to the foregoing and applicable law (including without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Senior Secured Insured Quarterly Notes by tender, in the open market or by private agreement.

         SECTION 5.02. Redemption at the Holder's Option. For purposes of this
Section 5.02 a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in Senior Secured Insured Quarterly Notes and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the Senior Secured Insured Quarterly Notes wil be determined by the Company, in its sole discretion, which determinations shall be final and binding on all parties.

         Unless the Senior Secured Insured Quarterly Notes have been declared due and payable prior to their maturity by reason of an Event of Default, the personal representative or other Person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety (each, a "Representative") of a deceased Beneficial Owner has the right to request redemption prior to Stated Maturity of all or part of such interest, expressed in integral multiples of $1,000 principal amount, in the Senior Secured Insured Quarterly Notes, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including October 1, 1999 (the "Initial Period"), and during any twelve-month period which ends on and includes each October 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"),



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(i) on behalf of a deceased Beneficial Owner any interest in the Senior Secured
Insured Quarterly Notes which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Senior Secured Insured Quarterly Notes in an aggregate principal amount exceeding $3,000,000. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. Representatives of deceased Beneficial Owners must make arrangements with the Participant through whom such interest is owned in order that timely presentation of redemption requests can be made by the Participant to the Trustee. If the Company, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in the Senior Secured Insured Quarterly Notes in the Initial Period or any Subsequent Period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $3,000,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period. Any Senior Secured Insured Note (or portion thereof) tendered pursuant to a redemption request may be withdrawn by a written request by the Representative received by the Trustee at least 10 days prior to its repayment.

         Subject to the $25,000 and $3,000,000 limitations, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Senior Secured Insured Quarterly Notes on the next Interest Payment Date following receipt by the Trustee of a redemption request received at least 20 days in advance of the next Interest Payment Date. The Trustee will notify the Company promptly after receipt of any redemption request and the Company will provide all funds necessary for such redemption prior to the date of redemption to the Paying Agent. If redemption requests exceed the aggregate principal amount of interests in Senior Secured Insured Quarterly Notes required to be redeemed during the Initial Period or during any Subsequent Period, then such excess redemption requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. All redemption requests will be redeemed in the order in which the trustee receives the redemption request. To obtain repayment pursuant to a redemption request, the Representative must provide to the Participant (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, (ii) appropriate evidence satisfactory to the Company and the Trustee that (A) the Representative has authority to act on behalf of the deceased Beneficial Owner,
(B) the death of such Beneficial Owner has occurred and (C) the deceased was the owner of a beneficial interest in such Senior Secured Insured Quarterly Note at the time of death, (iii) if applicable, a properly executed assignment or endorsement, and (iv) if the beneficial interest in such Senior Secured Insured Quarterly Note is held by a nominee of the deceased Beneficial Owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Senior Secured Insured Quarterly Note. The Participant will provide these documents to the Trustee. All questions as to the eligibility or validity of any exercise of redemption on behalf of a deceased Beneficial Owner will be determined by the Company, in its sole discretion, which determinations will be final and binding on all parties.

         For purposes of this Section 5.02 an interest in Senior Secured Insured Quarterly Notes held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Senior Secured Insured Quarterly Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Company.

         In the case of any redemption request which is presented pursuant to this Section 5.02 and which has not been fulfilled at the time the Company gives notice of its election to partially redeem Senior Secured Insured Quarterly Notes pursuant to Section 5.01 hereof, such interest or portion thereof shall not be subject to redemption pursuant to such Section 5.01, but shall remain subject to redemption pursuant to this Section 5.02


                                   ARTICLE VI
                          SPECIAL INSURANCE PROVISIONS

         SECTION 6.01. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder.

         SECTION 6.02. Notices and Information.

              (a) The Company shall furnish to the Insurer:

                   (i) Any notice that is required to be given to a Holder of the Senior Secured Insured Quarterly Notes or to the Trustee pursuant to the Indenture.

                   (ii) As soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company; a copy of any notice to be given to the registered owners of the Senior Secured Insured Quarterly Notes including, without limitation, notice of any redemption of or defeasance of the Senior Secured Insured Quarterly Notes; and such additional information it may reasonably request.

              (b) The Company will permit the Insurer to have access to and to make copies of all books and records relating to the Senior Secured Insured Quarterly Notes at any reasonable time.

              (c) Notwithstanding any other provision of the Indenture, the Trustee and the Company shall immediately notify the Insurer in accordance with
Section 6.06 if at any time after



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such amounts are due to be paid to the Trustee or Paying Agent there are insufficient moneys to make any payments of principal and/or interest as required and promptly upon the occurrence of any Event of Default hereunder.

              All notices and information required to be given to the Insurer shall be in writing and shall be sent by overnight delivery to Ambac Assurance Corporation, One State Street Plaza, New York, NY 10004, Attention: Dennis Pidherny.

         SECTION 6.03. Concerning the Special Insurance Provisions. The provisions of this Article VI shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

         SECTION 6.04. Amendments. Any provision of the Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

         SECTION 6.05. Defeasance. Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Senior Secured Insured Quarterly Notes shall be paid by the Insurer pursuant to the Policy, the Senior Secured Insured Quarterly Notes shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of moneys held in trust by the Trustee and all covenants, agreements and other obligations of the Company to the registered owners shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners.

         SECTION 6.06. Insurer's Rights to Notice; Subrogation.As long as the Policy shall be in full force and effect, the Company, the Trustee and any Paying Agent agree to comply with the following provisions:

              (a) If the Trustee or Paying Agent determines that there will be insufficient funds to pay the principal of or interest on the Senior Secured Insured Quarterly Notes on an Interest Payment Date, the Trustee or Paying Agent shall so notify the Insurer within one business day after such determination. Such notice shall specify the amount of the anticipated deficiency, the Senior Secured Insured Quarterly Notes to which such deficiency is applicable and whether such Senior Secured Insured Quarterly Notes will be deficient as to principal or interest, or both. The Insurer will make payments of principal or interest due on the Senior Secured Insured Quarterly Notes on or before the first day next following the date on which the Insurer shall have received notice of nonpayment from the Trustee or Paying Agent.

              (b) The Trustee or Paying Agent shall, after giving notice to the Insurer as provided in (a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance



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Trustee, the registration books of the Company maintained by the Trustee or
Paying Agent and all records relating to the Senior Secured Insured Quarterly Notes maintained under the Indenture.

              (c) The Trustee or Paying Agent shall provide the Insurer and the Insurance Trustee with a list of registered owners of Senior Secured Insured Quarterly Notes entitled to receive principal or interest payments from the Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or pay by wire transfer to the registered owners of Senior Secured Insured Quarterly Notes entitled to receive all or partial interest payments from the Insurer and (ii) to pay principal upon Senior Secured Insured Quarterly Notes surrendered to the Insurance Trustee by the registered owners of Senior Secured Insured Quarterly Notes entitled to receive full or partial principal payments from the Insurer.

              (d) The Trustee or Paying Agent shall, at the time it provides notice to the Insurer pursuant to (a) above, notify registered owners of Senior Secured Insured Quarterly Notes entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of any Holder's entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Senior Secured Insured Quarterly Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Senior Secured Insured Quarterly Notes to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Senior Secured Insured Quarterly Notes for payment thereon first to the Trustee or Paying Agent who shall note on such Senior Secured Insured Quarterly Notes the portion of the principal paid by the Company through the Trustee or Paying Agent and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

              (e) In the event that the Trustee or Paying Agent has notice that any payment of principal of or interest on Senior Secured Insured Quarterly Notes which has become Due for Payment (as defined in the Policy) and which is made to a Holder of Senior Secured Insured Quarterly Notes by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent shall, at the time the Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Senior Secured Insured Quarterly Notes which have been made by the Trustee or Paying Agent and subsequently recovered from registered owners and the dates on which such payments were made.

             (f) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on the Senior Secured Insured Quarterly Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Senior Secured Insured Quarterly Notes, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent upon surrender of the Senior Secured Insured Quarterly Notes by the registered owners thereof together with proof from the Insurer of the payment of principal thereof.

         SECTION 6.07. Insurer's Rights Concerning the Trustee.

              (a) The Insurer shall receive prompt written notice of any Trustee or Paying Agent resignation.

              (b) Notwithstanding any other provision of the Indenture, in determining whether the rights of the Holders of Senior Secured Insured Quarterly Notes will be adversely affected in any material respect by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the Holders of Senior Secured Insured Quarterly Notes as if there were no Policy.

         SECTION 6.08. Insurer's Right to Accelerate, etc. Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, so long as the Policy shall be in full force and effect and the Insurer is not in default under the terms of the Policy, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of Senior Insured Quarterly Notes.

                                   ARTICLE VII
                             SUPPLEMENTAL INDENTURES

         SECTION 7.01. Effect On Original Indenture This Third Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Third Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Third Supplemental Indenture shall together constitute one and the same instrument.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.01. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 8.02. Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

         SECTION 8.03. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Original Indenture and its construction.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                            CONSUMERS ENERGY COMPANY



                                            By:
                                               --------------------------------
                                               Name: Alan M. Wright
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

Attest:


(Corporate Seal)



                                            THE CHASE MANHATTAN BANK,
                                             AS TRUSTEE



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Attest:


(Corporate Seal)


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







                                                                      EXHIBIT A

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

===============================================================================

NO._________                       $____________
                            CONSUMERS ENERGY COMPANY
          __________% SENIOR SECURED INSURED QUARTERLY NOTES DUE _____ 2028

                                     CUSIP:___________

         CONSUMERS ENERGY COMPANY, a Michigan corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:


or registered assigns, the principal sum of

                  *ONE HUNDRED AND FIFTY MILLION DOLLARS*

on ____________, _______ and to pay interest on such principal sum at the rate of ____ percent (____%) per annum.

         The Company will pay interest quarterly in arrears January 1 (beginning January 1, 1999), April 1, July 1 and October 1 (each such date an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder (the "Holder") of this Note (or one or more predecessor Notes) of record at the close of business on the regular record date (the "Regular Record Date") for such Interest Payment Date, which, except in the case of interest payable at the Stated Maturity (as defined in the Indenture), shall be the fifteenth calendar day of the month preceding the month in which the respective Interest Payment Date occurs (whether or not a Business Day), and, in the case of interest payable at the Stated Maturity, shall be the date such that interest payable at the Stated Maturity is payable to the same Person to whom principal on this Note is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, all as more fully provided in the Indenture.

         Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Financial Guaranty Insurance Policy No. _______________ (the "Policy") with respect to payments due for principal of and interest on this Note has been issued by Ambac Assurance Corporation (the "Insurer"). The Policy has been delivered to___________________, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from the Insurer or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of the Insurer as more fully set forth in the Policy.




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






                            CONSUMERS ENERGY COMPANY
       ______% Senior Secured Insured Quarterly Notes due October 1, 2028

         This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, issued and to be issued under and pursuant to an Indenture dated as of February 1, 1998, as previously supplemented and as further supplemented by that certain Third Supplemental Indenture, dated as of October ____ , 1998 (such Indenture, as so supplemented, the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), and is one of a series limited in aggregate principal amount to One Hundred and Fifty Million Dollars ($150,000,000) and designated as ____ % Senior Secured Insured Quarterly Notes due October 1, 2028 (the "Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Notes).

         The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

         As long as this Note is represented in global form (the "Global Security") registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferrable.

         If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

         Prior to the Release Date (as hereinafter defined), the Notes will be secured by first mortgage bonds (the "Senior Note Mortgage Bonds") delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the Indenture, dated as of September 1, 1945, from the Company to The Chase Manhattan Bank, as trustee (the "Mortgage Trustee"), as amended and supplemented by various supplemental indentures and as supplemented by a Supplemental

Indenture dated October __, 1998 providing for a series of Senior Note Mortgage Bonds relating to the Notes (collectively, the "Mortgage"). Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of first mortgage bonds under the Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

         From and after such time as all first mortgage bonds (other than Senior Note Mortgage Bonds) issued under the Mortgage have been retired through payment, redemption or otherwise at, before or after the maturity thereof (the "Release Date"), the Senior Note Mortgage Bonds shall cease to secure the Notes in any manner. In certain circumstances prior to the Release Date as provided in the Indenture, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note Mortgage Bonds held by the Trustee, but in no event prior to the Release Date to amount less than the aggregate outstanding principal amount of the series of Notes initially issued contemporaneously with such Senior Note Mortgage Bonds.

         The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding (as defined in the Indenture) of all series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

         Any provision of the Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

         Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the currency herein prescribed.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note, in whole or in part, without premium or penalty, at any time or from time to time on or after October 1, 2003, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date. If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at __%.

         In addition, at the option of any deceased Beneficial Owner's Representative (as such terms are defined in the Indenture), interests in Notes are redeemable at 100% of their principal amount, plus accrued interest, subject to certain limitations provided in the Indenture.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon surrender of the Note or the Note will be reduced in accordance with the provisions of the Indenture. The Notes will not have a sinking fund.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                   CONSUMERS ENERGY COMPANY
                                   By:
                                       ------------------------------------
                                   Name:
                                   Title:


                                   Attested:
                                             ------------------------------
                                   Name:
                                   Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
---------------------------------------



         Dated:
               -------------------------


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                   THE CHASE MANHATTAN BANK

                                   as Trustee

                                   By:
                                       ------------------------------------
                                        Authorized Signatory

                 SCHEDULE OF EXCHANGES OF INTERESTS IN THE NOTE

       The following exchanges of interests in this Note have been made:





                                                                       Principal
                                                                     Amount of this     Signature of
                              Amount of             Amount of        Note following      authorized
                             decrease in           increase in        such decrease     signatory of
   Date of Exchange           this Note             this Note         (or increase)        Trustee
----------------------    ------------------    ----------------     --------------  --------------------



                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below:
         I or we assign and transfer this Note to


                                ----------------------------

                                ----------------------------




         Insert assignee's social security or tax I.D. no.


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and all rights thereunder and irrevocably appoint
                                                  ------------------------------

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Dated:
      -----------------------           ----------------------------------------

                                        ----------------------------------------


         THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE WITHIN NOTE.

         THE SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Senior Secured Insured Quarterly Notes referred to in the within-mentioned Indenture.

                            THE CHASE MANHATTAN BANK,
                                   as Trustee







                                       By:
                              Authorized Signatory

                                     Dated:

                                    EXHIBIT C

                         FORM OF REQUEST FOR REDEMPTION

                            CONSUMERS ENERGY COMPANY

                  ____% Senior Secured Insured Quarterly Notes

                               due October, 2028

                                   CUSIP No.


         The undersigned Participant does hereby certify, pursuant to Section
5.01 of the _____ Supplemental Indenture dated as of __________, 1998 to the Indenture dated as of _______________ between CONSUMERS ENERGY COMPANY (the "Company") and THE CHASE MANHATTAN BANK, as trustee (the "Trustee"), to the Company and the Trustee that:

         1. [Name of deceased Beneficial Owner] is deceased.

         2. [Name of deceased Beneficial Owner] had a $_________________ interest in the Company's ____% Senior Secured Insured Quarterly Notes due October 1, 2028 (the "Notes").

         3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $__________ [$ 1,000 or an integral multiple thereof] be redeemed pursuant to said Section
108. Such request and the documents accompanying such request, all of which are satisfactory to the undersigned, are delivered herewith.

         4. [Name of Participant] holds the interest in the Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

         IN WITNESS WHEREOF, the undersigned has executed this Request for Redemption as of ___________, ______.


                                        [Name of Participant]


                                        By:_____________________________

                                        Name:___________________________

                                        Title:__________________________